UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2005

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 29, 2005, George S. Wiedemann resigned as President, Chief Executive Officer and a Director of Rewards Network Inc.

On March 29, 2005, the Board of Directors of Rewards Network Inc. appointed Ronald L. Blake as President and Chief Executive Officer. Mr. Blake, 49 years old, was chairman and CEO of Willis Stein Telecom Acquisition Corp. since 2000. Prior to that position, Mr. Blake spent over 20 years in senior leadership positions at Ameritech, including as president of several Ameritech divisions and Treasurer of Ameritech. After Ameritech, Blake served as president of SBC Telecom, and as chairman, president and CEO of Orius Corp, a network and infrastructure firm. Mr. Blake’s compensation will consist of an annual salary of $600,000 and benefits consistent with the corporation’s standard employee benefit plans.

A copy of the press release announcing Mr. Wiedemann’s resignation and Mr. Blake’s appointment is attached hereto as Exhibit 99.1.

ITEM 8.01. OTHER EVENTS.

On March 29, 2005, Rewards Network Inc. issued a press release providing investors with the corporation’s first quarter 2005 outlook. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K and Exhibit 99.1 attached hereto furnished pursuant to Item 8.01, “Other Events,” shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. The information shall not be deemed incorporated by reference into any filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as otherwise specifically stated in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated March 29, 2005, issued by Rewards Network Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Kenneth R. Posner
Kenneth R. Posner Senior Vice President, Finance and Administration, and Chief Financial Officer

Dated: March 29, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated March 29, 2005, issued by Rewards Network Inc.